Exhibit 99.1

To the Stockholder of

Tamtron Corporation:

We have audited the accompanying balance sheet of Tamtron Corporation, a Delaware corporation, (the “Company”) as of September 30, 2003 and December 31, 2002, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the nine months ended September 30, 2003 and the period from January 18, 2002 through December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of the Company at September 30, 2003 and December 31, 2002, and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, as of September 30, 2003, the Company has suffered significant losses during 2003 and has filed petitions for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Southern District of New York. These conditions raise substantial doubt about the ability of the Company to continue as a going concern. Management’s plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

San Jose, California

December 6, 2003

TAMTRON CORPORATION

(Debtor-in-Possession)

Balance Sheet

ASSETS

	September 30, 2003	December 31, 2002
Current assets:
Cash	$1,799	$51,982
Accounts receivable, net	1,198,112	1,209,702
Unbilled accounts receivable	215,051	180,601
Prepaid expenses and deposits	9,211	19,849

Total current assets	1,424,173	1,462,134

Fixed assets:
Furniture and equipment	614,385	600,087
Purchased software	141,585	141,498
Capitalized software	1,529,537	902,180

	2,285,507	1,643,765
Less accumulated depreciation and amortization	431,364	193,757

	1,854,143	1,450,008

Other assets:
Goodwill	6,395,340	22,552,815
Intangibles, net	8,328,710	9,498,710
Deposits	32,144	32,144

	14,756,194	32,083,669

	$18,034,510	$34,995,811

The accompanying notes are an integral part of these financial statements

TAMTRON CORPORATION

(Debtor-in-Possession)

Balance Sheet

LIABILITIES AND STOCKHOLDER'S DEFICIT

	September 30, 2003	December 31, 2002
Liabilities subject to compromise:
Current liabilities:
Obligations under capital leases	57,018	57,018
Accounts payable	327,926	65,575
Accrued liabilities	502,860	423,770

	887,804	546,363
Non-current liabilities:
Payable to parent company	29,730,932	31,251,450
Obligations under capital leases	10,643	73,267

Total liabilities subject to compromise	30,629,379	31,871,080

Liabilities not subject to compromise:
Current liabilities:
Post-petition accounts payable	8,227	—
Deferred revenue	2,638,162	2,637,580

	2,646,389	2,637,580
Non-current liabilities:
Deferred income taxes	2,161,949	2,176,072

Total liabilities not subject to compromise	4,808,338	4,813,652

Commitments

Stockholder's deficit:
Common stock	286,106	286,106
Accumulated deficit	(17,689,313)	(1,975,027)

	(17,403,207)	(1,688,921)

	$18,034,510	$34,995,811

The accompanying notes are an integral part of these financial statements

TAMTRON CORPORATION

(Debtor-in-Possession)

Statement of Operations

	Nine Months Ended September 30, 2003	January 18, 2002 through December 31, 2002
Revenues	$6,841,932	$6,554,297

Operating expenses:
Cost of revenues	2,702,545	3,364,734
Selling, general, and administrative expenses	2,274,108	2,965,162
Depreciation and amortization	1,407,606	1,695,048
Acquired in-process R&D	—	900,000

	6,384,259	8,924,944

Income (loss) from operations	457,673	(2,370,647)

Other income (expense):
Interest expense	(8,950)	(20,641)
Goodwill impairment	(16,157,474)	—

	(16,166,424)	(20,641)

Loss before reorganization items and income tax provision (benefit)	(15,708,751)	(2,391,288)

Reorganization items:
Professional fees	—	—
Provision for rejected executory contracts	—	—

	—	—

Loss before income tax provision (benefit)	(15,708,751)	(2,391,288)

Provision for (benefit from) income taxes:
Current	19,658	2,601
Deferred	(14,123)	(418,862)

	5,535	(416,261)

Net loss	$(15,714,286)	$(1,975,027)

The accompanying notes are an integral part of these financial statements

TAMTRON CORPORATION

(Debtor-in-Possession)

Statement of Stockholder’s Deficit

	Common stock		Retained earnings	Total
	Shares	Amount
Balance, January 18, 2002	—	$286,106	$—	$286,106
Net loss	—	—	(1,975,027)	(1,975,027)

Balance, December 31, 2002	—	286,106	(1,975,027)	(1,688,921)
Net loss	—	—	(15,714,286)	(15,714,286)

Balance, September 30, 2003	—	$286,106	$(17,689,313)	$(17,403,207)

The accompanying notes are an integral part of these financial statements

TAMTRON CORPORATION

(Debtor-in-Possession)

Statement of Cash Flows

Increase (Decrease) in Cash

	Nine Months Ended September 30, 2003	January 18, 2002 through December 31, 2002
Cash flows from operating activities:
Net loss	$(15,714,286)	$(1,975,027)
Adjustments to reconcile net loss to net cash provided by operating activities:
Goodwill impairment	16,157,474	—
Depreciation and amortization	1,407,606	1,695,048
Write-off of purchased R&D	—	900,000
Deferred income taxes	(14,123)	(418,862)
Decrease (increase) in operating assets:
Accounts receivable, net	11,590	(302,418)
Unbilled accounts receivable	(34,450)	(180,601)
Prepaid expenses and deposits	10,638	99,413
Increase (decrease) in operating liabilities:
Accounts payable	262,351	(157,543)
Accrued liabilities	79,092	224,038
Customer deposits	—	(433,328)
Post-petition accounts payable	8,227	—
Deferred revenue	582	(1,168,323)

Net cash provided (used) by operating activities	2,174,701	(1,717,603)

Cash flows used by investing activities:
Acquisition of fixed assets	(14,385)	(186,341)
Software development costs	(627,357)	(902,180)

Net cash used by investing activities	(641,742)	(1,088,521)

Cash flows from financing activities:
Increase (decrease) in payable to parent company	(1,520,518)	2,333,497
Principal payments on capital lease obligation	(62,624)	(55,729)

Net cash provided (used) by financing activities	(1,583,142)	2,277,768

Net decrease in cash	(50,183)	(528,356)
Cash, beginning of year	51,982	580,338

Cash, end of year	$1,799	$51,982

The accompanying notes are an integral part of these financial statements

Tamtron Corporation (Debtor-in-Possession)

Notes to Financial Statements

September 30, 2003

Note 1 – Organization and Operations and Petition for Relief Under Chapter 11:

Tamtron Corporation (“Tamtron”) was acquired by Impath, Inc. (“Impath”) on January 18, 2002, in a transaction accounted for as a purchase. Subsequent to the acquisition, Tamtron, a wholly owned subsidiary of Impath, operated as part of the Impath Information Services division. Tamtron generates its revenues principally from the licensing of its proprietary software. This software is designed to assist companies that provide surgical pathology, cytology and autopsy services (e.g. anatomic pathology) in streamlining operations and supporting multi-site or multi-entity healthcare networks. Tamtron also provides maintenance and support services under contracts with most of its software licensees.

On September 29, 2003, Impath and its subsidiaries, including Tamtron, filed petitions for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Southern District of New York (the “Court”). Under Chapter 11, certain claims against Tamtron in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while Tamtron continues business operations as Debtor-in-possession. These claims are reflected in the September 30, 2003, balance sheet as “liabilities subject to compromise.” Additional claims (liabilities subject to compromise) may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. Claims secured against Tamtron’s assets (“secured claims”) are also stayed, although the holders of such claims have the right to move the court for relief from the stay. Secured claims are secured primarily by liens on Tamtron’s property, plant and equipment.

Tamtron received approval from the Court to pay or otherwise honor certain of its prepetition obligations, including employee wages.

Impath has received an offer to purchase certain assets and to assume certain liabilities of both Tamtron and another wholly-owned subsidiary, Medical Registry Services, Inc., for a total cash consideration of approximately $22 million. The purchase price and the related terms and conditions of the purchase agreement are subject to the approval of the Court.

Tamtron Corporation (Debtor-in-Possession)

Notes to Financial Statements

September 30, 2003

Note 2 – Summary of Significant Accounting Policies:

Use of estimates – The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Some of the more significant estimates made by management involve the evaluation of recoverability of goodwill, intangible assets, equipment, and leasehold improvements. Actual results could differ from these estimates.

Revenue recognition – The sale and installation of Tamtron’s software requires an installation and acceptance testing effort that generally extends several months in duration. Revenue from these services is recognized using the percentage of completion method of accounting. The percentage of completion is determined by the relationship of the installation effort incurred to date to the total installation effort estimated at completion. Revenue from maintenance and support contracts is recognized ratably over the period during which the related services are provided.

Fixed assets – Fixed assets are stated at cost. Depreciation of equipment, furniture and fixtures is provided over their estimated useful lives (which range from three to seven years) using the straight-line method, and leasehold improvements are being amortized over the shorter of the related lease term or the lives of the improvements using the straight-line method.

Capitalized software development costs – The costs of planning, designing and establishing technological feasibility of computer software products are expensed as incurred to research and development expense. Once technological feasibility of the software has been established, costs of producing a marketable product are capitalized until the related software is available for commercial release, at which time amortization of the capitalized costs commences. The amortization period is generally equal to the lesser of 36 months or the related software’s estimated economic useful life.

Accounting for income taxes – The results of Tamtron’s operations are included in the consolidated income tax return for Impath, Inc. and subsidiaries. For the periods ended December 31, 2002 and September 30, 2003, in accordance with the requirements of Statement of Financial Accounting Standards No. 109, a portion of the consolidated current and deferred income tax expenses of Impath, Inc. has been allocated to Tamtron as if Tamtron were filing a separate income tax return.

Tamtron Corporation (Debtor-in-Possession)

Notes to Financial Statements

September 30, 2003

Note 2 – Summary of Significant Accounting Policies (continued):

Goodwill and other intangible assets – The acquisition of Tamtron by Impath was accounted for under the provisions of Statement of Financial Accounting Standards No. 141, which requires that intangible assets acquired in a purchase method business combination meet certain criteria to be recognized and reported apart from goodwill. Accordingly, Tamtron allocated $6,400,000 to customer lists that is being amortized over 120 months, $4,600,000 to acquired software that is being amortized over 60 months, and approximately $88,000 to purchased software. Approximately $22,600,000 was allocated to goodwill that, in accordance with the requirements of Statement of Financial Accounting Standards No. 142 (“SFAS 142”), is not being amortized. SFAS 142 requires Tamtron to evaluate at least annually whether the carrying amount of goodwill is impaired. At September 30, 2003, Tamtron has determined that goodwill is impaired and has written off approximately $16,200,000, resulting in a net carrying amount of goodwill of approximately $6,400,000.

Note 3 – Software Development Costs:

During the periods ended December 31, 2002, and September 30, 2003, software development costs have been capitalized and amortized as follows:

	Capitalized Costs	Accumulated Amortization
Balance, January 18, 2002	$—	$—
Development costs capitalized	902,180	—
Amortization of capitalized costs	—	(19,028)

Balance, December 31, 2002	902,180	(19,028)
Development costs capitalized	627,357	—
Amortization of capitalized costs	—	(165,346)

Balance, September 30, 2003	$1,529,537	$(184,374)

Note 4 –Purchased Intangible Assets:

As discussed at Note 2, Impath allocated a total of $11,000,000 to certain identified intangible assets in connection with the purchase of Tamtron in January 2002. Amortization expense related to these costs was approximately $1,500,000 in 2002 and $1,170,000 in 2003.

Tamtron Corporation (Debtor-in-Possession)

Notes to Financial Statements

September 30, 2003

Note 5 – Income Taxes:

The Company is a member of a group that files a consolidated federal income tax return. The current and deferred income tax provisions in the accompanying statements of operations have been calculated as if the Company filed a separate income tax return. No formal tax sharing agreement has been executed among the members of the consolidated group.

The components of the provision (benefit) for income taxes for 2003 and 2002 are as follows:

	2003	2002
Current:
Federal	$0	$0
State and local	19,658	2,601

	19,658	2,601

Deferred:
Federal	(12,239)	(145,807)
State and local	(1,884)	(273,055)

	(14,123)	(418,862)

	$5,535	$(416,261)

A reconciliation of the Federal statutory income tax rate to the effective tax rate for the Period ended September 30, 2003, and the year ended December 31, 2002, is as follows:

	2003	2002
Federal statutory income tax rate	(34.0)%	(34.0)%
State and local taxes, net of Federal income tax benefit	0.0	13.8
Effect of nondeductible goodwill writeoff	34.0	—
Other	—	(0.7)

Net effective book tax rate	0.0%	(20.9)%

Tamtron Corporation (Debtor-in-Possession)

Notes to Financial Statements

September 30, 2003

Note 5 – Income Taxes (continued):

Deferred tax components at December 31, 2002 and September 30, 2003 are as follows:

	2003	2002
Assets:
Net operating loss carryforward	$1,464,514	$1,568,393
General business credit carryforward	480,543	480,543

	1,945,057	2,048,936

Liabilities:
Intangible assets – acquisitions	(3,363,575)	(3,837,718)
Depreciation	(743,431)	(387,290)

	(4,107,006)	(4,225,008)

	$(2,161,949)	$(2,176,072)

At September 30, 2003, for federal income tax reporting purposes, the Company has approximately $3,800,000 of net operating loss carryforwards available to offset future taxable income. These loss carryforwards expire in 2021 and 2022. Additionally, the company has approximately $340,000 of tax credit carryforwards available to offset future federal tax liabilities. These credit carryforwards expire in 2021. For state income tax reporting purposes, the Company has approximately $1,500,000 of net operating loss carryforwards available to offset future taxable income. These loss carryforwards expire in 2012. Additionally, the company has approximately $220,000 of tax credit carryforwards available to offset future state tax liabilities. These credit carryforwards expire in 2005 with respect to approximately $50,000 and in 2012 with respect to the balance.

The Internal Revenue Code provides that limitations on a company’s ability to utilize tax attribute carryforwards may apply whenever ownership changes aggregating 50% or more occur within a period of three consecutive years.

Tamtron Corporation (Debtor-in-Possession)

Notes to Financial Statements

September 30, 2003

Note 6 – Commitments and Contingencies:

Commitments – Tamtron occupies its facilities under a lease agreement expiring March 31, 2004, at a monthly rent of approximately $28,000. Rent expense under this agreement was approximately $255,000 in 2003 and $288,000 in 2002.

Contingencies - The Securities and Exchange Commission has announced that it is commencing an investigation of Impath for alleged violations of federal securities laws and regulations. Management of Tamtron does not believe that any such alleged violations have occurred at Tamtron.

Note 7 – Related Party Transactions:

During 2003, Tamtron sold software to Impath for approximately $470,000. Additionally, during 2002 and 2003, Tamtron received certain administrative and financial support from Impath for which Tamtron paid no fees.

Note 8– Going Concern:

As shown in the accompanying statements of operations, the Company has incurred losses totaling approximately $16.1 million in 2003, principally resulting from the write-off of acquisition goodwill. Additionally, at September 30, 2003, the Company has filed petitions for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Southern District of New York. These conditions raise substantial doubt about the Company’s ability to continue in existence. Management is negotiating the sale of the Company with a prospective purchaser.